Exhibit 99.1

AppLovin Announces Second Quarter 2022 Financial Results

PALO ALTO – August 10, 2022 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the quarter ended June 30, 2022 and posted a Shareholder Letter and Financial Update at www.investors.applovin.com.

Webcast and Conference Calls

AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss second quarter 2022 results, provide commentary on business performance and discuss the non-binding proposal1 to combine with Unity we announced yesterday. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via the following dial-in number: 1-669-900-6833 and using webinar ID: 961 9876 0571. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin

AppLovin’s leading marketing software platform provides app developers with a powerful, integrated set of solutions to solve their mission-critical functions like user acquisition, monetization and measurement. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts

Investors Ryan Gee ir@applovin.com	Press Kim Hughes press@applovin.com

Source: AppLovin Corp.

[1]

AppLovin Submits a Compelling Non-Binding Proposal to Combine with Unity (https://www.businesswire.com/news/home/20220809005530/en/AppLovin-Submits-a-Compelling-Non-Binding-Proposal-to-Combine-with-Unity)